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                                                                   Exhibit 5


                               February 16, 1995



Molex Incorporated
2222 Wellington Court
Lisle, Illinois  60532


Ladies and Gentlemen:


        We have acted as counsel to Molex Incorporated, a Delaware corporation (the "Company"), in connection with the public offering by certain stockholders of the Company (the "Selling Stockholders") of an aggregate of up to 345,133 shares (the "Shares") of the Company's Class A common stock, par value $.05 per share (the "Class A Common Stock"), pursuant to the Company's Registration Statement on Form S-3 (File No. 33-57613) under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on February 7, 1995, as amended by Amendment No. 1 thereto filed with the Commission on February 16, 1995 and to which this opinion is an exhibit (as so amended and together with all exhibits thereto, the "Registration Statement"). The Shares are being acquired by the Selling Stockholders pursuant to an Agreement and Plan of Merger dated January 13, 1995 among the Company, MLX Acquisition Incorporated, a Delaware corporation, Mod-Tap W Corp., a Massachusetts corporation, and Paul D. Andres, David C. Bundy and Rowland S. White (the "Agreement"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.


        In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Agreement, (ii) the Registration Statement, (iii) the Certificate of Incorporation of the Company as currently in effect, (iv) the Bylaws of the Company as currently in effect, and (v) resolutions of the Board of Directors of the Company authorizing the transactions contemplated by the Agreement, the offering and sale of the Shares, the filing of the Registration Statement and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, instruments, certificates of public officials, certificates of officers or representatives of the Company, the Selling Stockholders and others, and such other documents, certificates and records, and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.


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Molex Incorporated
February 14, 1995
Page 2



        We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the accuracy and completeness of all documents that we have reviewed, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate and otherwise, to enter into and perform their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate and otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Selling Stockholders and others.



        Based upon and subject to the foregoing, we are of the opinion that, when sold by the Selling Stockholders pursuant to the Registration Statement, following delivery to such Selling Stockholders in accordance with the Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.



        We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. We do not, in giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Act.



                                      Very truly yours,


                                SONNENSCHEIN NATH & ROSENTHAL


                                By:  /s/ Michael M. Froy
                                   --------------------------
                                      Michael M. Froy